UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Global Eagle Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	27-4757800
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10900 Wilshire Blvd., Suite 1500
Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class	Name of each exchange on which
to be so registered	each class is to be registered
Units, each consisting of one share of Common Stock and one Warrant	The NASDAQ Stock Market LLC
Common Stock, par value $.0001 per share	The NASDAQ Stock Market LLC
Warrants to purchase Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.     ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-172267

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants to purchase common stock of Global Eagle Acquisition Corp. (the “Company”). The description of the units, common stock and warrants to purchase common stock contained under the heading “Description of Securities” in the Registration Statement on Form S-1 (File No. 333-172267), as amended (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits

Exhibit
No.	Description

3.1
Form of Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on May 11, 2011).

3.2
Form of By-laws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on February 15, 2011).

4.1
Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on March 21, 2011).

4.2
Specimen Common Stock Certificate (Incorporated by reference to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on May 11, 2011).

4.3	Specimen Warrant Certificate (included as an exhibit in the Warrant Agreement).

4.4
Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, LLC (Incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on April 6, 2011).

10.3
Form of Investment Management Trust Agreement between the Registrant and American Stock Transfer & Trust Company, LLC (Incorporated by reference to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on May 11, 2011).

10.5
Form of Registration Rights Agreement among the Registrant, Global Eagle Acquisition LLC and the individuals party thereto (Incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on March 21, 2011).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 12, 2011

GLOBAL EAGLE ACQUISITION CORP.

By:	/s/ James A. Graf
Name: James A. Graf
Title: Vice President, Chief Financial Officer, Treasurer and Secretary